CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Arrow ETF

Trust and to the use of our report dated March 28, 2018 on the financial statements and financial highlights of Arrow Dow Jones Global Yield ETF, a series of shares of beneficial interest in Arrow ETF

Trust. Such financial statements and financial highlights appear in the January 31, 2018 Annual Report to

Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

May 29, 2018